Exhibit 99.1

FOR IMMEDIATE RELEASE

Surna Completes $1.8 Million Equity Offering

Proceeds to be used for working capital and growth initiatives

December 13, 2017 – Boulder, Colorado – Surna Inc. (the “Company”) (OTCQB: SRNA), a manufacturer of a proprietary line of application-specific lighting, environmental control and air sanitation systems for state-regulated cannabis cultivation facilities as well as traditional indoor agricultural facilities, announced today that it completed a private placement offering of investment units, at a price of $0.12 per unit, with certain accredited investors. The Company issued a total of 14,734,000 units for aggregate proceeds of $1,768,080. No placement agent or broker commissions or fees were paid in connection with the offering. Each unit consisted of one share of common stock and one three-year warrant for the purchase of one share of common stock at an exercise price of $0.20 per share.

“Surna has recently expanded both its sales and project management teams with key hires, with the objective of ramping organic growth over the next 24 months, and this private placement will help further accelerate that growth plan,” stated Chris Bechtel, the Company’s Chief Executive Officer. “We are also gratified that a number of our existing stockholders expressed continued confidence in the plan by increasing their investments in the company, and we believe it is also noteworthy that Surna’s own management team subscribed for 18% of the units in this offering,” added Mr. Bechtel.

About Surna, Inc.

Surna Inc. (ww.surna.com ) develops innovative technologies and products that monitor, control and or address the energy and resource intensive nature of indoor cannabis cultivation. Currently, our revenue stream is derived primarily from supplying industrial technology and products to commercial indoor cannabis grow facilities.

Headquartered in Boulder, Colorado, our engineering team strives to create novel energy and resource efficient solutions, including our signature water-cooled climate control platform to create technological solutions and products that solve the highly specific demands of the cannabis industry for temperature, humidity, light and process control. Our goal is to provide intelligent solutions to improve the quality, the control and the overall yield and efficiency of controlled environment agriculture. Though our customers do, we neither produce nor sell cannabis.

Forward Looking Statements

This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect Surna’s current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release, including the factors set forth in “Risk Factors” set forth in Surna’s Form 10-K and Form 10-Q filed with the Securities and Exchange Commission (“SEC”), and subsequent filings with the SEC. Please refer to Surna’s SEC filings for a more detailed discussion of the risks and uncertainties associated with its business, including but not limited to the risks and uncertainties associated with Surna’s ability to monetize service components, Surna’s support of premium prices for existing products, commercialization of research and development efforts and continued expansion of legal cannabis markets. Other risks and uncertainties include, among others, risks related to new products, services, and technologies, government regulation and taxation, and fraud. In addition, the current global economic climate amplifies many of these risks. Except as required by the federal securities laws, Surna undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise. The reference to Surna’s website has been provided as a convenience, and the information contained on such website is not incorporated by reference into this press release.

Statement about Cannabis Markets

The use, possession, cultivation, and distribution of cannabis is prohibited by federal law. This includes medical and recreational cannabis. Although certain states have legalized medical and recreational cannabis, companies and individuals involved in the sector are still at risk of being prosecuted by federal authorities. Further, the landscape in the cannabis industry changes rapidly. What was the law last week is not the law today and what is the law today may not be the law next week. This means that at any time the city, county, or state where cannabis is permitted can change the current laws and/or the federal government can supersede those laws and take prosecutorial action. Given the uncertain legal nature of the cannabis industry, it is imperative that investors understand that the cannabis industry is a high-risk investment. A change in the current laws or enforcement policy can negatively affect the status and operation of our business, require additional fees, stricter operational guidelines and unanticipated shut-downs.

Surna Marketing

Jamie English
Marketing Manager
jamie.english@surna.com
(303) 993-5271